COLUMBIA SPORTSWEAR COMPANY

                                  $25,000,000

                          6.68% Senior Series A Notes

                              due August 11, 2008


                                  $15,000,000

                             Private Shelf Facility

                               NOTE PURCHASE AND
                            PRIVATE SHELF AGREEMENT



                                August 11, 1998

                               TABLE OF CONTENTS

SECTION                                                                 PAGE NO.
-------                                                                 --------

1.   AUTHORIZATION OF ISSUE OF NOTES.......................................... 1
     IA.    Authorization of Issue of Series A Notes.......................... 1
     IB.    Authorization of Issue of Shelf Notes............................. 1

2.   PURCHASE AND SALE OF NOTES............................................... 2
     2A.    Purchase and Sale of Series A Notes............................... 2
     2B.    Purchase and Sale of Shelf Notes.................................. 2
            2B(1). Facility................................................... 2
            2B(2). Issuance Period............................................ 3
            2B(3). Request for Purchase....................................... 3
            2B(4), Rate Quotes................................................ 3
            2B(5). Acceptance................................................. 4
            2B(6). Market Disruption.......................................... 4
            2B(7). Facility Closings.......................................... 4
            2B(8). Fees....................................................... 5
            2B(8)(i). Facility................................................ 5
            2B(8)(ii). Insurance Fee.......................................... 5
            2B(8)(iii). Delayed Delivery Fee.................................. 5
            2B(8)(iv.) Cancellation Fee....................................... 6

3.   CONDITIONS OF CLOSING.................................................... 7
     3A.    Certain Documents................................................. 7
     3B.    Opinion of Purchaser's Special Counsel............................ 8
     3C.    Representations and Warranties; No Default........................ 8
     3D.    Purchase Permitted by Applicable Laws............................. 8
     3E.    Payment of Fees................................................... 8

4.   PREPAYMENTS.............................................................. 8
     4A.    Required Prepayments of Series A Notes............................ 8
     4B.    Required Prepayment of Shelf Notes................................ 8
     4C.    Optional Prepayment with Yield-Maintenance Amount................. 9
     4D.    Notice of Optional Prepayment..................................... 9
     4E.    Retirement of Notes............................................... 9

5.   AFFIRMATIVE COVENANTS................................................... 10
     5A.    Financial Statements; Notice of Defaults......................... 10
     5B.    Information Required by Rule 144A ............................... 11
     5C.    Inspection of Property .......................................... 11
     5D.    Covenant to Secure Notes Equally................................. 11
     5E.    Line of Business ................................................ 12

6.   NEGATIVE COVENANTS...................................................... 12
     6A.    Tangible Net Worth .............................................. 12
     6B.    Restricted Payments ............................................. 12
     6C.    Lien, Current Debt and Other Restrictions ....................... 12
     6C(l). Liens ........................................................... 12
     6C(2). Debt ............................................................ 13
     6C(3). Priority Debt ................................................... 13
     6C(4). Sale of Stock and Debt of Subsidiaries........................... 13
     6C(5). Merger and Consolidation ........................................ 14
     6C(6). Transfers of Assets ............................................. 14
     6C(7). Loans, Advances and Investments.................................. 14
     6C(8). Sale or Discount Receivables .................................... 15
     6C(9). Related Party Transactions ...................................... 15
     6C(10).Restrictions on Subsidiaries .................................... 15

7.   EVENTS OF DEFAULT....................................................... 15
     7A.    Acceleration..................................................... 16
     7B.    Rescission of Acceleration....................................... 18
     7C.    Notice of Acceleration or Rescission............................. 19
     7D.    Other Remedies................................................... 19

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES............................... 19
     8A.    Organization..................................................... 19
     8B.    Financial Statements............................................. 19
     8C.    Actions Pending ................................................. 20
     8D.    Outstanding Debt ................................................ 20
     8E.    Title to Properties ............................................. 20
     8F.    Taxes............................................................ 20
     8G     Conflicting Agreements and Other Matters......................... 21
     8H.    Offering of Notes................................................ 21
     81.    Use of Proceeds.................................................. 21
     8j.    ERISA............................................................ 22
     8K.    Governmental Consent............................................. 22
     8L.    Environmental Compliance......................................... 22
     8M.    Disclosure....................................................... 22
     8N.    Hostial tneder Offers............................................ 23

9.   REPRESENTATIONS OF THE PURCHASERS ...................................... 23
     9A.    Nature of Purchase............................................... 23
     9B.    Source of Funds ................................................. 23

10.  DEFINITIONS; ACCOUNTING MATTERS......................................... 23
     10A.   Yield Maintenance Terms ......................................... 23
     1OB.   Other Terms...................................................... 25

     1OC.   Accounting Principles, Terms and Determinations.................. 34

11.  MISCELLANEOUS........................................................... 35
     11A.   Note Payments.................................................... 35
     11B.   Expenses......................................................... 35
     11C.   Consent to Amendments............................................ 36
     11D.   Form; Registration, Transfer and Exchange of Notes; Lost Notes... 36
     11E.   Persons Deemed Owners, Participations............................ 37
     11F.   Survival of Representations and Warranties; Entire Agreement..... 37
     11G.   Successors and Assigns........................................... 37
     11H.   Independence of Covenants........................................ 37
     11I.   Notices.......................................................... 38
     11J.   Payments Due on Non-Business Days................................ 38
     11K.   Severability..................................................... 38
     11L.   Descriptive Headings............................................. 39
     11M.   Satisfaction Requirement......................................... 39
     11N.   Governing Law.................................................... 39
     11O.   Severalty of Obligations......................................... 39
     11P.   Counterparts..................................................... 39
     11Q.   Binding Agreement................................................ 39

Schedules and Exhibits
----------------------

Purchaser Schedule
Schedule 8G    --   Agreements Restricting Debt
Schedule 10B   --   Subsidiary Restrictions
Exhibit A-1    --   Form of Series A Note
Exhibit A-1    --   Form of Shelf Note
Exhibit B      --   Company Funding Instruction Letter
Exhibit C      --   Form of Request for Purchase
Exhibit D      --   Form of Confirmation of Acceptance
Exhibit E-1    --   Form of Opinion of Company's Counsel
Exhibit E-2    --   Form of Opinion of Company's Counsel

                           COLUMBIA SPORTSWEAR COMPANY
                              6600 North Baltimore
                             Portland, Oregon 97203

                                                           As of August 11, 1998

The Prudential Insurance Company
  of America ("Prudential")
Pruco Life Insurance Company ("Pruco")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential and Pruco, the "Purchasers")

c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California  94111

Ladies and Gentlemen:

          The undersigned, Columbia Sportswear Company (herein called the "Company"), hereby agrees with you as follows:

          1. AUTHORIZATION OF ISSUE OF NOTES.

          1A. Authorization of Issue of Series A Notes. The Company will authorize the issue of its senior promissory notes (the "Series A Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature August 11, 2008, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.68% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series A Note" and "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

          1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the "Shelf Notes") in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature, in the case

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
of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than seven years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

          2. PURCHASE AND SALE OF NOTES.

          2A. Purchase and Sale of Series A Notes. The Company hereby agrees to sell to Prudential and Pruco and, subject to the terms and conditions herein set forth, Prudential and Pruco agree to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite its name on the Purchaser Schedule hereto at 100% of such aggregate principal amount. On August 11, 1998 or any other date prior to August 11, 1998 upon which the Company, Prudential and Pruco may agree (herein called the "Series A Closing Day"), the Company will deliver to Prudential and Pruco at the offices of Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, California 94111, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and Pruco and in the denomination or denominations specified with respect to Prudential and Pruco in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit as provided in the funding instruction letter from the Company in the form of Exhibit B hereto.

          2B. Purchase and Sale of Shelf Notes.

          2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined)

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
which have not yet been purchased and sold hereunder prior to such time, is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

          2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

          2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify the Designated Spread for such Shelf Notes and (viii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

          2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities,

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
principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

          2B(5). Acceptance. Within five minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

          2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

          2B(7). Facility Closings. Not later than 1:30 P.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed

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in the Confirmation of Acceptance relating thereto at the offices of the
Prudential Capital Group, Four Embarcadero Center, Suite 2700, San Francisco, California 94111, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 3:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 3:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

          2B(8). Fees.

          2B(8)(i). Facility Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "Facility Fee") in the amount of $30,000.

          2B(8)(ii). Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Series A Closing Day and any other Closing Day occurring prior to November 11, 1998) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

          2B(8)(iii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the

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prior payment hereunder, a fee (herein called the "Delayed Delivery Fee")
calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7). Notwithstanding the foregoing, the Company shall not be obligated to pay a Delayed Delivery Fee if the Company has satisfied on the applicable Closing Day all applicable conditions of closing set forth in paragraphs 3A, 3C and 3E.

          2B (8)(iv). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall

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be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

          3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

          3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

          (i) The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Articles of Incorporation and By-laws of the Company.

          (v) A favorable opinion of Stoel Rives LLP, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit E-1 (in the case of the Series A Notes) or E-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) An active status certificate for the Company from the Secretary of State of Oregon dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (vii) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Domestic Subsidiary (under its present name and previous names) as debtor and which are filed in the office of the secretary of state in the state in which it has its principal place of business, together with copies of such financing statements.

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          (viii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

          3B. Such Purchaser shall have received from James F. Evert, Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

          3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

          3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

          3E. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

          4. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

          4A. Required Prepayments of Series A Notes. Until the Series A Notes shall be paid in full, the Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $3,571,428.57 on August 11 of each year, commencing 2002 and through and including 2007, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

          4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

          4C. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $2,500,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

          4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

          4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

          5. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

          5A. Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each holder of any Notes in duplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, cash flows and shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and the consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of operations, cash flows and shareholders' equity of the Company and its Subsidiaries for such year, and the consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in form to the Required Holder(s) and, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and reasonably satisfactory in substance to the Required Holder(s);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports on Forms 10-Q, 10-K and 8-K which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

          (v) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the

Company will deliver to each holder of any Notes an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6C(2), 6C(3), 6C(4), 6C(6) and 6C(7), (b) identifying the 60 day period referenced in clause (ii) of the defined term "Funded Debt" together with the maximum amount of Current Debt outstanding during such period and (c) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of any Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

          The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of any Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

          5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

          5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and, subject to prior notice to the Company and the Company's opportunity to be present, its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

          5D. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5E. Line of Business. The Company covenants that it and its Subsidiaries, taken as a whole, shall at all times continue to have as their principal line of business the principal line of business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Series A Closing Day.

          6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

          6A. Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth to at any time be less than $85,000,000 plus 40% of Consolidated Net Income for each fiscal quarter ended after December 31, 1997. For purposes of this paragraph 6A only, Consolidated Net Income shall be deemed to be zero for any fiscal quarter in which it is a negative number.

          6B. Restricted Payments. The Company will not, and will not permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Payment, if, at the time thereof or immediately after giving effect thereto, any Default or Event of Default exists or would exist.

          6C. Lien, Debt and Other Restrictions. The Company will not and will not permit any Subsidiary to:

          6C(1). Liens. Create, assume or suffer to exist at any time any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

          (i) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are the subject of a Good Faith Contest,

          (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', landlords', workmen's, and repairmen's Liens and other similar statutory Liens arising in the ordinary course of business securing obligations (other than Debt) which are not due or which are the subject of a Good Faith Contest,

          (iii) Liens in favor of the Company on property of a Subsidiary to secure obligations of such Subsidiary to the Company,

          (iv) Liens (other than Liens imposed under ERISA), pledges or deposits in the ordinary course of business and in connection with workmen's compensation, unemployment insurance or social security obligations, provided in each case the obligation secured is not overdue and is not Debt,

          (v) easements, rights of way, minor survey exceptions and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property by the Company or a Subsidiary for its intended purposes,

          (vi) Liens to secure the performance of bids, trade contracts, leases, surety or appeal bonds and other obligations of like nature incurred in the ordinary course of business and which do not secure Debt,

          (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or any Subsidiary in excess of those set forth in regulations promulgated by the Federal Reserve Board and (b) such deposit is not intended by the Company or any Subsidiary to provide collateral to the depository institution,

          (viii) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings, provided in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days thereof, have been discharged or execution thereof stayed pending appeal or discharged within 60 days after the expiration of any such stay, and

          (ix) Liens in respect of Priority Debt and Priority Funded Debt, in each case to the extent permitted by paragraph 6C(3);

          6C(2). Debt. Create, incur, assume or suffer to exist at any time any Debt if the Funded Debt to EBITDA Ratio at such time is or would be greater than 300%;

          6C(3). Priority Debt. Create, incur, assume or suffer to exist (i) any Priority Debt at any time if the aggregate amount of all Priority Debt is or would be in excess of 25% of Consolidated Tangible Net Worth or (ii) any Priority Funded Debt if the aggregate amount of all Priority Funded Debt at any time is or would be in excess of 20% of Consolidated Tangible Net Worth;

          6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of stock, partnership interests, membership interests or other equity interests in, or Debt of, any Subsidiary (in the case of the Company) or any other Subsidiary (in the case of a Subsidiary), except (i) a sale to the Company or a Wholly-Owned Subsidiary and
(ii) a sale of all equity interests and Debt of any Subsidiary at the time owned by or owed to the Company and one or more Subsidiaries if sold as an entirety; provided that in the case of the preceding clause (ii), (a) such sale shall be for consideration (at least 75% of which shall be cash) which represents the fair value at the time of sale of the equity interests and Debt so sold (as determined in good faith by the Board of Directors of the Company), (b) such sale is treated as a Transfer of assets of such Subsidiary and is permitted by paragraph 6C(6) and (c) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any equity interests or Debt of any other Subsidiary (unless all of the equity interests and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

          6C(5). Merger and Consolidation. Merge or consolidate with or into any other Person, except that:

          (i) any Subsidiary may merge or consolidate with or into the Company, provided that (a) the Company is the continuing or surviving corporation, and
(b) no Default or Event of Default exists or would exist after giving effect thereto,

          (ii) any Subsidiary may merge or consolidate with or into a Wholly-Owned Subsidiary, provided that (a) in the case of a Domestic Subsidiary, a Wholly-Owned Domestic Subsidiary is the continuing or surviving corporation,
(b) in the case of a Subsidiary other than a Domestic Subsidiary, a Wholly-Owned Subsidiary is the continuing or surviving corporation and (c) no Default or Event of Default exists or would exist immediately after giving effect thereto, and

          (iii) the Company may merge with any other solvent corporation, provided that (a) the Company shall be the continuing or surviving corporation, and (b) no Default or Event of Default exists or would exist immediately after giving effect to such merger;

          6C(6). Transfers of Assets. Transfer any of its assets except that:

          (i) (a) any Domestic Subsidiary may Transfer assets to the Company or to a Wholly-Owned Domestic Subsidiary and (b) any Subsidiary other than a Domestic Subsidiary may Transfer assets to the Company or a Wholly-Owned Subsidiary,

          (ii) the Company or any Subsidiary may (a) sell inventory in the ordinary course of business, (b) sell equipment to the extent fully depreciated or no longer used or useful in the conduct of the business of the Company and its Subsidiaries and (c) trade-in equipment for replacement equipment,

          (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (a) the Annual Percentage of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 10% and (b) the Cumulative Percentage of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 20%;

          6C(7). Loans, Advances and Investments. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except the Company and Subsidiaries may:

          (i) make or permit to remain outstanding loans or advances to any Subsidiary or to any Person which becomes a Subsidiary not later than thirty days after the making of such loan or advance,

          (ii) own, purchase or acquire stock, obligations, partnership interests, membership interests or other securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary,

          (iii) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

          (iv) own, purchase or acquire (a) direct obligations of, or obligations unconditionally guaranteed by, the United States of America, provided that such obligations mature within one year from the date of acquisition thereof, (b) certificates of deposit maturing no more than one year from the date of purchase and issued by a commercial bank located and incorporated in the United States with (1) capital and surplus of at least $750 million and (2) a rating of at least AA by S&P or at least Aa2 or better by Moody's and (c) investments in commercial paper rated P-1 by Moody's or A-1 by S&P and maturing no more than 270 days from the date of purchase thereof,

          (v) make or permit to remain outstanding travel, relocation and other like advances to officers and employees of the Company or a Subsidiary in the ordinary course of business, and

          (vi) make or permit to remain outstanding other loans, advances and investments which in aggregate (at original cost) at no time exceed an amount equal to 10% of Consolidated Tangible Net Worth;

          6C(8). Sale or Discount of Receivables. Sell with recourse, or discount or otherwise sell for less than the face value thereof, or subject to a Lien, any of its notes or accounts receivable, except that the Company or any Subsidiary may in the ordinary course of business sell receivables as to which collection is doubtful in accordance with past practice;

          6C(9). Related Party Transactions. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party except in the ordinary course of business and on terms that are no less favorable to the Company or such Subsidiary than those that could be obtained on an arm's-length basis; provided that the foregoing shall not apply to any transaction between the Company and any Subsidiary or between Subsidiaries;

          6C(10). Restrictions on Subsidiaries. Enter into any contract, agreement or business arrangement that restricts or limits in any manner, or incur or permit to exist any restriction, other than Permitted Restrictions, on any Subsidiary's ability to (a) make distributions on or with respect to its equity securities to the Company or any other Subsidiary,

(b) repay obligations to the Company or any other Subsidiary or (c) transfer property to the Company or any other Subsidiary.

          7. EVENTS OF DEFAULT.

          7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $5,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

          (vii) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Material Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Material Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Material Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Material Subsidiary and the Company or such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $5,000,000 is rendered against the Company or any Material Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (B) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PGBC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (D) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would materially increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

          7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

          7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

          8A. Organization. The Company is a corporation duly organized, existing and active under the laws of the State of Oregon, each Subsidiary is duly organized, existing and active or in good standing under the laws of the jurisdiction in which it is organized, and the Company has and each Subsidiary has the power to own its respective property and to carry on its respective business as now being conducted.

          8B. Financial Statements. The Company has furnished each Purchaser of the Series A Notes and any Accepted Notes with the following financial statements, identified by a principal financial officer of the Company: (i) the consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of operations, cash flows and shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Deloitte & Touche LLP and
(ii) the consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of operations, cash flows and shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) have been prepared in accordance with GAAP and show, by footnote or otherwise, all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the financial position of the Company and its Subsidiaries as at the dates thereof, and the statements of operations, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

          8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6C(2) and 6C(3). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets (i) disposed of in the ordinary course of business or (ii) which are, in the aggregate, not material to the business or financial position of the Company and its Subsidiaries, taken as a whole), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

          8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are the subject of a Good Faith Contest.

          8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate or organizational restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company to Prudential).

          8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8I. Use of Proceeds. The proceeds of the Series A Notes will be used to fund the construction of the Company's distribution facility. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

          8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

          8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

          8N. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

          9. REPRESENTATIONS OF THE PURCHASERS.

          Each Purchaser represents as follows:

          9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

          9B. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

          10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

          10A. Yield-Maintenance Terms.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Designated Spread" shall mean .50% in the case of each Series A Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          10B. Other Terms.

          "Acceptance" shall have the meaning specified in paragraph 2B(5).

          "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

          "Acceptance Window" shall have the meaning specified in paragraph
2B(5).

          "Accepted Note" shall have the meaning specified in paragraph 2B(5).

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Annual Percentage of Assets Transferred" shall mean, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for each of the assets of the Company and Subsidiaries that has been Transferred during the then current fiscal quarter and the three fiscal quarters immediately preceding the then current fiscal quarter; provided that there shall be excluded from the foregoing the Percentages of Assets Transferred attributable to any assets the net proceeds of Transfer of which were applied within twelve months from the date of Transfer to the acquisition of fixed assets or other property useful and used in the operation of its business (i) by the Company (if the asset Transferred was owned by the Company) or (ii) by the Company or a Subsidiary (if the asset Transferred was owned by a Subsidiary).

          "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

          "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

          "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

          "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iv).

          "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

          "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

          "Closing Day" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries as determined in accordance with GAAP, provided that there shall be excluded:

          (i) the income of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition.

          (ii) the income of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

          (iii) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

          (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

          (v) any aggregate net gain or net loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (a) all non-current assets and, without duplication, (b) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

          (vi) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

          (vii) any gain or loss arising from the acquisition of any security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

          (viii) any net income or gain (but not any net loss) during such period from (a) any restatement of the financial statements of the Company and its consolidated Subsidiaries pursuant to a change in accounting principles in accordance with GAAP, (b) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP,
     (c) any extraordinary items, or (d) any discontinued operations or the disposition thereof,

          (ix) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and

          (x) any portion of such net income that cannot be freely converted into United States Dollars.

          "Consolidated Tangible Assets" shall mean, as at any time of determination thereof, the consolidated assets of the Company and Subsidiaries less the book value of any Intangibles.

          "Consolidated Tangible Net Worth" shall mean, as at any time of determination thereof, the consolidated shareholders' equity of the Company and Subsidiaries less amounts attributable to minority interests and the book value of any Intangibles.

          "Cumulative Percentage of Assets Transferred" shall mean, as at any time of determination thereof, the sum of the Percentages of Assets Transferred for each asset of the Company and Subsidiaries that has been Transferred from and after March 31, 1998; provided that there shall be excluded from the foregoing the Percentages of Assets Transferred attributable to any assets the net proceeds of Transfer of which were applied within twelve months from the date of Transfer to the acquisition of fixed assets or other property useful and used in the operation of its business (i) by the Company (if the asset Transferred was owned by the Company) or (ii) by the Company or a Subsidiary (if the asset Transferred was owned by a Subsidiary).

          "Current Debt" shall mean, with respect to any Person, all Debt of such Person which matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt.

          "Debt" shall mean, with respect to any Person, without duplication,
(i) indebtedness for borrowed money (or evidenced by bonds, debentures, notes payable or drafts accepted representing extensions of credit or the deferred purchase price of property), excluding trade credit, payroll obligations and taxes payable, (ii) indebtedness for borrowed money (or evidenced by notes payable or drafts accepted representing extensions of credit) which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed, (iii) all obligations with respect to which such Person has become liable by way of a Guarantee, (iv) Capitalized Lease Obligations, (v) the face amount of letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, (vi) all obligations with respect to Swaps and
(vii) redemption obligations with respect to mandatorily redeemable Preferred Stock.

          "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(iii).

          "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States, any state therein or the District of Columbia.

          "EBITDA" shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in the calculation thereof, interest expense, taxes, depreciation and amortization.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Facility" shall have the meaning specified in paragraph 2B(1).

          "Facility Fee" shall have the meaning specified in paragraph 2B(8)(i).

          "Funded Debt" shall mean with respect to any Person, (i) all Debt of such Person which by it terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from, the date of the creation thereof (provided that, except as provided in clause (ii), below, Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt) and (ii) if Current Debt of such Person (and, in the case of the Company and Subsidiaries, all Current Debt of the Company and Subsidiaries) has not been reduced to zero for a period of at least sixty consecutive days in the twelve month period most recently ended as of any date of determination, an amount equal to the maximum amount of Current Debt outstanding during a sixty consecutive day period selected by the Company in such twelve month period shall be deemed to be Funded Debt.

          "Funded Debt to EBITDA Ratio" shall mean, as at any time of determination thereof, the ratio (expressed as a percentage) of (i) all Funded Debt, without duplication, of the Company and Subsidiaries (excluding any Funded Debt of a Subsidiary owed to the Company or to a Wholly-Owned Subsidiary) to
(ii) EBITDA for the four consecutive fiscal quarter period then most recently ended.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States as in existence from time to time, applied on a basis consistent with the financial statements delivered pursuant to paragraph 5A(ii) or, if no such financial statements have been delivered, the most recent financial statements referenced in clause (i) of paragraph 8B.

          "Good Faith Contest" shall mean an active challenge or contest initiated in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

          "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

          "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

          "Intangibles" shall mean, without duplication, all intellectual property, treasury stock, deferred or capitalized research and development costs, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset value after December 31, 1997 and any other amounts reflected in contra-equity accounts, and any other assets treated as intangible assets under GAAP.

          "Issuance Period" shall have the meaning specified in paragraph 2B(2).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Material Subsidiary" shall mean any Subsidiary whose assets represent 5% or more of the consolidated assets of the Company and subsidiaries or which contributed 5% or more of consolidated revenues of the Company and Subsidiaries for the four consecutive fiscal quarter period most recently ended.

          "Moody's" shall mean Moody's Investors Services, Inc. and any successor thereof.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

          "Notes" shall have the meaning specified in paragraph 1B.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Percentage of Assets Transferred" shall mean, with respect to each asset Transferred pursuant to clause (iii) of paragraph 6C(6) or paragraph 6C(4), the ratio (expressed as a percentage) of (i) such asset's net book value on the date of such Transfer to, (ii) Consolidated Tangible Assets as of the last day of the fiscal quarter immediately preceding the date of such Transfer.

          "Permitted Restrictions" means restrictions (i) existing on the Series A Closing Day as described on Schedule 10B, (ii) contained in debt or preferred stock instruments relating to a Person acquired after the Series A Closing Day in an acquisition permitted by Section 6C(7), provided that (a) such restrictions are not applicable to any Person or property or assets other than the Person or property or assets acquired, (b) such restrictions were in existence at the time of such acquisition and were not created in contemplation of or in connection with such acquisition and (c) at the time of such acquisition it could not reasonably be expected that such restrictions would have a materially adverse effect on the Company's ability to perform its obligations under this Agreement or any Notes, (iii) incurred in connection with any Debt of a Subsidiary permitted by Section 6C(2) or 6C(3), including any extension, refinancing, renewal or replacement of Debt existing under clauses
(i) and (ii) of this definition, provided that (a) it could not reasonably be expected at the time such Debt is incurred that the terms governing such Debt would materially adversely affect the ability of the Company to perform its obligations under this Agreement or any Notes and (b) such Debt contains no express restriction on the ability of such Person to make distributions on or with respect to its equity securities or to repay its obligations, (iv) existing under, or by reason of, applicable law, and (v) restrictions on the transfer of any property or asset in an agreement relating to the acquisition or creation or disposition of such property or asset or any Lien on such property or asset that is permitted by the terms hereof.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Preferred Stock" shall mean any class of capital stock (or other equity interests) of a Person that is preferred over any other class of capital stock (or other equity interests) of such Person as to the payment of dividends (or similar distributions) or the payment of any amount upon liquidation or dissolution of such Person.

          "Priority Debt" shall mean, without duplication and as at any time of determination thereof, the sum of (i) Debt of the Company secured by any Lien and (ii) Debt of any Subsidiary (including a Guarantee by such Subsidiary of Debt of the Company) to any Person other than the Company or a Wholly-Owned Subsidiary.

          "Priority Funded Debt" shall mean, without duplication and as at any time of determination thereof, the sum of (i) Funded Debt of the Company secured by any Lien and (ii) Funded Debt of any Subsidiary (including a Guarantee by such Subsidiary of Funded Debt of the Company) to any Person other than the Company or a Wholly-Owned Subsidiary.

          "Pruco" shall mean Pruco Life Insurance Company.

          "Prudential" shall mean The Prudential Insurance Company of America.

          "Prudential Affiliate" shall mean (i) any corporation or other entity at least a majority of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through subsidiaries and (ii) any investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition.

          "Purchasers" shall mean Prudential and Pruco with respect to the Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

          "Related Party" shall mean (i) any Person owning 5% or more of the capital stock of the Company, (ii) all Persons to whom any Person described in clause (i) above is related by blood, adoption or marriage and (iii) all Affiliates of the Company and the foregoing Persons.

          "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

          "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

          "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or general counsel of the Company.

          "Restricted Payments" shall mean any of the following:

          (i) any dividend on any class of the Company's or a Subsidiary's capital stock;

          (ii) any other distribution on account of the ownership of any class of the Company's or a Subsidiary's capital stock; and

          (iii) any redemption, purchase or other acquisition, direct or indirect, of any shares of the Company's or a Subsidiary's capital stock.

          Notwithstanding the foregoing, Restricted Payments shall not include:
     (A) dividends paid, or distributions made, in capital stock; or (B) exchanges of capital stock of the Company or a Subsidiary for another class of capital stock of the Company or a Subsidiary, except to the extent that cash or other non-stock value is paid by the Company or a Subsidiary in such exchange; or (C) payments or distributions on the capital stock of a Subsidiary to the extent paid or distributed to the Company or a

     Wholly-Owned Subsidiary. The term "capital stock" as used herein shall include equity interests other than capital stock, including warrants or options to purchase capital stock and other equity interests.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series" shall have the meaning specified in paragraph 1B.

          "Series A Closing Day" shall have the meaning specified in paragraph
2A.

          "Series A Note(s)" shall have the meaning specified in paragraph 1A.

          "Shelf Notes" shall have the meaning provided in paragraph 1B.

          "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

          "S&P" shall mean Standard and Poor's Corporation and any successor thereto.

          "Subsidiary" shall mean (i) any corporation at least a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries and (ii) any partnership or other entity in which the Company, at the time as of which any determination is being made, either directly or through Subsidiaries, owns a majority economic interest and controls management.

          "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "Transfer" shall mean, with respect to any property, the sale, exchange, conveyance, lease, transfer or other disposition of such property.

          "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary all of the shares of capital stock (or other equity interests) of which (except directors' qualifying shares) are owned by the Company and other Wholly-Owned Domestic Subsidiaries.

          "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the shares of capital stock (or other equity interests) of which (except directors' qualifying shares) are owned by the Company and other Wholly-Owned Subsidiaries.

          10C. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP.

          11. MISCELLANEOUS.

          11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to
(i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

          11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

          11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

          11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

          11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 6600 North Baltimore, Suite 2300, Portland, OR 97203,
Attention: Chief Financial Officer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

          11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a

Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

          11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

          11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

          11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          11Q. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential and Pruco, it shall become a binding agreement between the Company, Prudential and Pruco. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                       Very truly yours,

                                       COLUMBIA SPORTSWEAR COMPANY


                                       By:    TIMOTHY P. BOYLE
                                            ------------------------------------
                                       Name:  Timothy P. Boyle
                                       Title: Pres.


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA


By:  /s/
     -------------------------------
     Vice President



PRUCO LIFE INSURANCE COMPANY


By:  /s/
     -------------------------------
     Assistant Vice President